                                                                    Exhibit 3.65

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                              TXI OPERATIONS, L.P.

     This Certificate of Limited Partnership of TXI Operations, L.P. is being duly executed and filed by TXI Texas, Inc. a Delaware corporation, as the sole general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C, (S)17-101, et seq).

     1. Name: The name of the limited partnership is TXI Operations, L.P. (the "Limited Partnership").

     2. Registered Office and Agent: The address of the registered office of the Limited Partnership in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the name of its registered agent at such address is The Corporation Trust Company.

     3. General Partner: The name and the business address of the sole general partner of the Limited Partnership are TXI Texas, Inc., 1341 Mockingbird Lane, 7th Floor, Dallas, Texas, 75247.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership this 24th day of April, 1996.

                                             TXI TEXAS, INC., General Partner


                                             By: /s/ Robert C. Moore
                                                 -------------------------------
                                             Name: ROBERT C. MOORE
                                             Title: Vice President